UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 2, 2017

Digital Turbine, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 Guadalupe Street Suite # 302, Austin TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2017, the board of directors of Digital Turbine, Inc. (the “Company”) approved grants to the Company's employees, including to the Company's Chief Executive Officer, Chief Financial Officer and Acting Chief Accounting Officer and Controller, of options to purchase shares of common stock (the "Options"). The Options were granted under the Company’s existing 2011 shareholder approved Amended and Restated Equity Incentive Plan and have an exercise price of $0.71 per share. The Options vest over four years with 50% vesting on the 2-year anniversary of the grant date and the balance of 50% vesting on the 4-year anniversary of the grant date. All unvested Options immediately vest upon a change of control of the Company. The Options granted to each individual equal 30% of such individual's total Options prior to the grant date.

The Company's Chief Executive Officer William Stone, Chief Financial Officer Barrett Garrison, and Acting Chief Accounting Officer and Controller David Wesch received grants of 247,500 Options, 135,000 Options, and 36,675 Options, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 7, 2017	Digital Turbine, Inc.

	By:	/s/ Barrett Garrison
Barrett Garrison
Executive Vice President, Chief Financial Officer